Exhibit 99.1

Press Release
SANTANDER BANK, N.A., ANNNOUNCES LAUNCH OF PRIVATE PLACEMENT OF SENIOR NOTES
Boston (January 7, 2015) – Santander Bank, N.A. (the "Bank"), a wholly-owned subsidiary of Santander Holdings USA, Inc. ("SHUSA"), announced today that it plans to offer, subject to market condition, senior unsecured notes in a private placement. The notes will be the obligation solely of the Bank and will not be an obligation of, or otherwise guaranteed, by any affiliate of the Bank, including its parent company, SHUSA. The Bank intends to use the proceeds from the offering for general corporate purposes, which may include, without limitation, refinancing, reduction or repayment of debt, including the repayment of outstanding loans extended by the Federal Home Loan Bank on the maturity date of such loans.
The notes may be offered and sold only to institutions that are "accredited investors" within the meaning of Rule 501 of the Securities Act of 1933, as amended (the "Securities Act"). The notes to be offered have not been registered under the Securities Act or any state securities laws and, unless so registered, the securities may not be offered or sold in the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws. Any offers of the securities will be made only by means of a private offering circular.
Cautionary Statement Regarding Forward-Looking Information
Statements in this press release regarding either SHUSA's or the Bank's business which are not historical facts are "forward-looking statements" that involve risks and uncertainties. For a discussion of such risks and uncertainties, which could cause actual future events to differ from those contained in the forward-looking statements, see "Forward-Looking Statements" and "Risk Factors" in the Company's Annual Report on Form 10-K for the most recently ended fiscal year and Quarterly Report on Form 10-Q for the most recently ended fiscal quarter.
About Santander Holdings USA
Santander Holdings USA, Inc. (SHUSA) is a wholly-owned subsidiary of Banco Santander (NYSE: SAN). Banco Santander is a diversified global retail and commercial bank offering a wide range of financial products and has 103 million customers worldwide. SHUSA is Banco Santander's U.S. holding company which includes Santander Bank, N.A., a retail and commercial bank operating 703 branches across nine states in the northeastern United States, and Santander Consumer USA Inc., a vehicle finance and unsecured consumer lending company.